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                                                                   Exhibit 10.1
                              SEPARATION AGREEMENT




                                                              June 10, 2002


Mr. Richard P. Durham
4624 Mount Springs Court
Salt Lake City, Utah  84117

Dear Mr. Durham:

         Pliant Corporation, a Utah corporation (the "COMPANY"), hereby accepts your resignation as an employee, officer, manager and member of the Company, its subsidiaries and their respective affiliates, and as a director of the Board of Directors of the Company's subsidiaries and affiliates, effective immediately. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Employment Agreement dated as of May 31, 2000 (as amended to the date hereof (including Amendment No. 1 thereto) and as further amended, modified or restated from time to time, the "EMPLOYMENT AGREEMENT"), between you and the Company.

         1. On or prior to the Termination Date (as defined below), you agree to return any and all of the Company's (and any of its subsidiaries' and affiliates') property (including all keys, credit cards, identification tags, documents and other proprietary material) and all other materials required to be returned under the terms of Section 10 of the Employment Agreement; PROVIDED, HOWEVER, that you shall be entitled to retain as your separate property any exercise equipment and video conferencing equipment at 2755 E. Cottonwood Parkway, Suite 400, Salt Lake City, Utah 84121 (the "SLC OFFICE") and you shall similarly be entitled to retain your Company issued personal computer. You shall vacate the Company's office space at the SLC Office no later than June 30, 2002 (the "TERMINATION DATE"). The Company will continue to make the monthly lease payments in respect of your currently leased vehicle for the remaining period of the lease thereunder, whereupon you shall return such automobile to the Company or the leasing company. During the term of the lease agreement, you shall provide reasonable care and maintenance of the leased vehicle in accordance with the terms of the lease agreement. You and the Company hereby acknowledge that you shall continue to be a member of the Board of Directors of the Company as a designee pursuant to Section 4.1(a)(ii) of the Stockholders' Agreement dated as of May 31, 2000 (as amended to the date hereof and as further amended, modified or restated from time to time, the "STOCKHOLDERS' AGREEMENT"), among the Company and the other parties thereto.

         2. As of the date hereof you acknowledge that the termination of your employment is valid and effective and effected in accordance with applicable law, on a basis


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consistent and in compliance with the Employment Agreement. You acknowledge that the Non-Compete Period shall end on the first anniversary of the Termination
Date.

         3. You and the Company hereby agree as follows:

                (a) you shall be deemed to resign as, and shall no longer be an employee, officer, manager or member of the Company, its subsidiaries or their respective affiliates, and as a director of the Board of Directors of the Company's subsidiaries and affiliates, and such resignations shall be treated as a "Resignation for Good Reason";

                (b) pursuant to the provisions of Section 5(a) of the Employment Agreement, you will be entitled to receive solely the following benefits and payments:

                (i) the portion of your Base Salary provided for in Section 2(a) of the Employment Agreement, computed on a PRO RATA basis to the Termination Date;

                (ii) continued payment (at pre-Termination Date intervals) of your Base Salary for the period beginning on the Termination Date and ending on the first anniversary thereof, payable as set forth in the Employment Agreement; provided, however, that in the event of a breach by you of Sections 7, 8, 9, or 10 of the Employment Agreement , the provisions of Section 12 of the Employment Agreement shall be applicable.

                (iii) the bonus payment payable under the Company's 2002 Management Incentive Plan (the "2002 MIP") for the second quarter of the 2002 fiscal year (the "SECOND QUARTER PAYMENT") and if the Company's adjusted EBITDA for fiscal year 2002 shall be in excess of $165,000,000 (as adjusted for acquisitions, divestitures, unanticipated capital expenditures and other similar matters deemed appropriate by the Board of Directors), 50% of the greater of (i) the bonus payment paid under the 2002 MIP for the first quarter of the 2002 fiscal year or (ii) the Second Quarter Payment, in each case, calculated on a basis consistent with the Company's calculation of all 2002 MIP payments under the 2002 MIP;

                (iv) reimbursement of any expenses for which you have not been reimbursed as provided in Section 2(f) of the Employment Agreement;

                (v) continued participation in the Company's comprehensive medical and dental plan for the period beginning on the Termination Date and ending on the first anniversary thereof, with the COBRA continuation coverage qualifying event commencing at the expiration of such period on the terms set forth in Section 5(a)(v) of the Employment Agreement; and

                (vi) all of the benefits (without duplication of the foregoing) set forth in Section 5(d) of the Employment Agreement.

         4. (a) Notwithstanding anything to the contrary contained in the RSA, the Company and you hereby agree that all of the 2,417 Time Vested Shares and 2,416 of the Performance Vested Shares have been released from the Repurchase Option and none of the remaining Performance Vested Shares (the "REMAINING SHARES") shall ever be released from the


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Repurchase Option for any reason (including pursuant to Section 3 of the RSA).
On or promptly after the date hereof, you agree to convert the Secured Note into
(i) a promissory note in the principal amount of $2,430,798.29 (the "VESTED SECURED NOTE") and (ii) a promissory note in the principal amount of $4,862,099.55 (the "NON-VESTED SECURED NOTE"), each substantially on the same terms as the Secured Note. At all times after the Termination Date, you agree to use your reasonable efforts to cooperate with the Company to assign, sell or transfer any Remaining Shares to any other person as shall be directed by the Company in accordance with Section 2 of the RSA (including taking appropriate actions under the Stockholders Agreement) for a purchase price equal to the assumption by such person of, and your corresponding release by the Company from, the obligations under the Non-Vested Secured Note (ratably based upon the number of such Remaining Shares to be sold or transferred) including executing such purchase and sale documents with such person and agreeing to effect any amendments or modifications to the Non-Vested Secured Note and security documentation relating thereto as shall be reasonably requested by the Company. The terms "Time Vested Shares", "Performance Vested Shares" and "Repurchase Option" used in this Section 4 shall have the respective meanings set forth in the Restricted Stock Agreement dated May 31, 2000 (as amended to the date hereof and as amended, modified or restated from time to time, the "RSA"), between the Company and you.

         (b) You shall be entitled to, from time to time, exercise your rights under Section 6 of the Employment Agreement in respect of all or any part of your Capital Stock (as defined below) by providing a notice to the Company in the form of Exhibit A hereto not later than September 28, 2002. You shall have the right to designate in such notice the order in which you would like payments by the Company to be applied against any shares of your Capital Stock in respect of which you exercise such rights, subject, however, to the limitations contained in the next following sentence; provided, however, that the foregoing shall not apply to the exercise by the Company of any right to redeem, or your rights to cause the Company to redeem, any Capital Stock as set forth in the Articles of Incorporation of the Company in effect from time to time, in which case the Articles of Incorporation shall govern such redemption without effect to any provision hereof. In the event that you elect to exercise your rights under Section 6 of the Employment Agreement, any amounts payable to you in respect thereof shall be (after withholding all relevant taxes and other amounts required by applicable law to be so withheld) first applied (i) in respect of any Time Vested Shares or Performance Vested Shares as to which you exercise such rights, to repay all outstanding obligations under your Vested Secured Note and (ii) in respect of any other Shares as to which you exercise such rights, to repay all outstanding obligations under your Amended Note, in the case of (i) and (ii) prior to your receiving any cash payments. In the event that the Company is not capable of repurchasing, at any time, all of the Shares which you request to be repurchased pursuant to Section 6 of the Employment Agreement, because of the restrictions referred to in the final sentence of Section 6(c), the Company shall use its reasonable efforts to facilitate your ability to attempt to sell any such Shares to other shareholders of the Company. Upon the closing of the purchase and sale of any Shares pursuant to Section 6 of the Employment Agreement, the parties shall deliver such mutually and reasonably acceptable sales documentation incorporating, among other things, the representations and warranties set forth in Section 6(e) of the Employment Agreement. The Company and you agree that, for purposes of Section 6(d) of the Employment Agreement, the price per Share to be paid by the Company (i) in respect of Common Stock shall be $483.13, (ii)


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in respect of warrants for Common Stock shall be $483.13 less any exercise price and (iii) in respect of shares of Preferred Stock shall be the Series A Liquidation Amount (as such term is defined in the Company's Articles of Incorporation).

         5. You hereby acknowledge and agree that, except as otherwise provided in the Employment Agreement, the Stockholders' Agreement or the RSA, you have not sold, transferred, disposed of, granted any lien, encumbrance or security interest to any person or entity in any Capital Stock and no person or entity has acquired an interest therein by law, contract or otherwise. After the date hereof, you do not own any interest in the Company or any of its subsidiaries or affiliates, whether in the nature of common stock, options or warrants for common stock, convertible indebtedness, capital stock, equity appreciation rights, phantom stock or similar rights (collectively, "CAPITAL STOCK") other than 28,289 shares of Common Stock, no par value (the "COMMON STOCK") of the Company, 12,083 Performance Vested Shares, 2,417 Time Vested Shares, warrants for 1,250.48 shares of Common Stock and 1,232 shares of Series A Cumulative Exchangeable Redeemable Preferred Stock, no par value (the "PREFERRED STOCK").

         6. (a) In consideration of the foregoing provisions of this letter, including the benefits granted by the Company in paragraphs 1, 3 and 4 hereof, the sufficiency of which is hereby acknowledged, you, for yourself, your successors, assigns, heirs, executors and administrators or any entity controlled by the foregoing (individually and collectively, the "DURHAM RELEASORS"), hereby release and forever discharge the Company, its affiliates, subsidiaries, divisions, shareholders, members, predecessors, directors, employees, managers, partners, officers, agents, and attorneys, past and present and/or each of their respective successors, assigns, heirs, executors, partners, affiliates and administrators (individually and collectively, the "COMPANY RELEASEES") from any and all manner of action, claims, suits, causes of action, rights, dues, accounts, bonds, bills, debts, sums of money, contracts, controversies, omissions, agreements, promises, variances, trespasses, damages, liabilities, executions, judgments, and demands whatsoever, in law, admiralty, or equity which the Durham Releasors ever had, now have, or hereafter can, shall or may have against the Company Releasees, whether or not now known, for, upon, or by reason of any matter, cause, or thing arising under, with respect to, or directly or indirectly related to your position on or before the date hereof as an employee, officer or director of the Company, its direct and indirect subsidiaries and affiliates (the "DURHAM RELEASED CLAIMS"), but excluding the Company's obligations under this letter agreement, and the Employment Agreement and the RSA (each as modified by this letter agreement).

                (b) The Durham Released Claims include, without limitation, any facts or circumstances arising out of or in any way connected with, or relating to, your employment on or before the date hereof with the Company, or any of its subsidiaries or affiliates or its termination, including but not limited to, breach of contract, defamation, impairment of economic opportunity, intentional infliction of emotional harm or distress or any other tort, discrimination, harassment and/or retaliation on account of age, sex, sexual orientation, race, color, religion, marital status, disability, height, weight, national original, or any other classification recognized under any law, or violations of the Civil Rights Act of 1966, as amended, the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, as amended, the Age Discrimination in Employment Act of 1967, as amended, the Americans With


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Disabilities Act of 1990, the Rehabilitation Act of 1973, as amended, the Older
Workers Benefit Protection Act, as amended, the Medical Leave Act of 1993, as amended, or any other United States federal, state, local, or municipal constitution, statute, ordinance, executive order, regulation, or the common law relating to employment or employment discrimination, or claims growing out of any legal restrictions on the rights of the Company Releasees to discharge their employees, that the Durham Releasors now have or claim to have, or which the Durham Releasors heretofore had, or which the Durham Releasors may have or claim to have at any time hereafter, and the Durham Releasors expressly waive any and all remedies that may be available thereunder.

                (c) You hereby agree to indemnify and hold harmless all of the Company Releasees with respect to any and all losses, costs, expenses and damages (including attorney's and advisor's fees) in any way related to any claims asserted by you or by persons claiming by, through or under you against any Company Releasees (including third party claims), in connection with any Durham Released Claim or any breach by you of your obligations under this letter agreement and you hereby covenant not to commence, prosecute, pursue or give any aid in connection with, any action or proceeding against any of the Company Releasees with respect to any of the Durham Released Claims; PROVIDED, HOWEVER, that you shall not be obligated to indemnify the Company Releasees for any losses, costs or expenses (including attorney's and advisor's fees) directly related to any claim asserted by any Company Releasee for which you shall be adjudicated not liable pursuant to a binding, non-appealable final judgment.

                (d) YOU EXPRESSLY ACKNOWLEDGE THAT THE BENEFITS PROVIDED BY THE COMPANY HEREUNDER AND THE OTHER AGREEMENTS HEREUNDER CONSTITUTE ADEQUATE AND SUFFICIENT CONSIDERATION FOR THE FOREGOING RELEASE AND INDEMNITY.

                (e) The release set forth in this paragraph 6 shall not be deemed to be a release of any right you may have to indemnification by the Company as a former employee and/or director and/or officer of the Company, its direct and indirect subsidiaries and/or affiliates pursuant to the terms of the Company's, its direct and indirect subsidiaries' and affiliates' respective articles of incorporation and by-laws, each as in effect on or at any time prior to the date hereof, or any rights you may have under any directors and officers liability insurance policy carried by the Company.

         7. (a) The Company and its direct and indirect subsidiaries (collectively, the "COMPANY RELEASORS") hereby release and forever discharge you from any and all manner of action, claims, suits, causes of action, rights, dues, accounts, bonds, bills, debts, sums of money, contracts, controversies, omissions, agreements, promises, variances, trespasses, damages, liabilities, executions, judgments, and demands whatsoever, in law, admiralty, or equity which the Company Releasors ever had, now have, or hereafter can, shall or may have against you, whether or not now known, for, upon, or by reason of any matter, cause, or thing arising under, with respect to, or directly or indirectly related to your position on or before the date hereof as an employee, officer or director of the Company and its direct and indirect subsidiaries (the


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"COMPANY RELEASED CLAIMS"), but excluding your obligations under this letter agreement, and the Employment Agreement and the RSA (each as modified by this letter agreement).

                (b) The Company Releasors hereby agree to indemnify and hold you harmless with respect to any and all losses, costs, expenses and damages (including attorney's and advisor's fees) in any way related to any claims asserted against you (including third party claims), in connection with any Company Released Claim or any breach by the Company Releasors of their obligations under this agreement and the Company Releasors hereby covenant not to commence, prosecute, pursue or give any aid in connection with, any action or proceeding against you with respect to any of the Company Released Claims; PROVIDED, HOWEVER, that the Company Releasors shall not be obligated to indemnify your for any losses, costs or expenses (including attorney's and advisor's fees) directly related to any claim asserted by you for which the Company Releasors shall be adjudicated not liable pursuant to a binding, non-appealable final judgment.

                (c) THE COMPANY HEREBY ACKNOWLEDGES THAT THE BENEFITS PROVIDED BY YOU HEREUNDER AND THE OTHER AGREEMENTS HEREUNDER CONSTITUTE ADEQUATE AND SUFFICIENT CONSIDERATION FOR THE FOREGOING RELEASE AND INDEMNITY.

         8. (A) ALL PROVISIONS OF ALL AGREEMENTS WHICH YOU HAVE ENTERED INTO WITH THE COMPANY AND/OR ITS SUBSIDIARIES AND/OR AFFILIATES THAT BY THEIR TERMS SURVIVE THE TERMINATION OF YOUR EMPLOYMENT WITH THE COMPANY (INCLUDING, WITHOUT LIMITATION, SECTION 7 ("NONDISCLOSURE AND NONUSE OF CONFIDENTIAL INFORMATION"),
SECTION 8 ("INVENTIONS AND PATENTS") AND SECTION 9 ("NON-COMPETE, NON-SOLICITATION, NON-DISPARAGEMENT") OF YOUR EMPLOYMENT AGREEMENT; AND SECTION 2 ("REPURCHASE OPTION") OF THE RSA) SHALL REMAIN IN FULL FORCE AND EFFECT IN ACCORDANCE WITH THEIR TERMS EXCEPT AS AMENDED OR MODIFIED (DIRECTLY OR INDIRECTLY) HEREBY.

                (B) AFTER THE TERMINATION DATE, THE COMPANY AND ITS SUBSIDIARIES AND AFFILIATES SHALL HAVE NO FURTHER OBLIGATION TO YOU UNDER THE EMPLOYMENT AGREEMENT (OTHER THAN AS EXPLICITLY SET FORTH IN, OR OTHERWISE MODIFIED BY, THIS AGREEMENT).

         9. This letter agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Utah applicable to contracts made and to be performed wholly therein. Each of the parties hereto consents to the non-exclusive jurisdiction of the state and federal courts whose jurisdiction and venue includes Salt Lake City, Utah in connection with the resolution of any action arising as a result of the breach by any of the parties hereto of any of the provisions hereunder.



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         10. Whenever possible, each provision of this letter agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this letter agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, and such invalid, illegal or otherwise unenforceable provisions shall be null and void. It is the intent of the parties, however, that any invalid, illegal or otherwise unenforceable provisions be automatically replaced by other provisions which are as similar as possible in terms to such invalid, illegal or otherwise unenforceable provisions but are valid, legal and enforceable to the fullest extent permitted by law.

         11. This letter agreement contains the entire agreement between the parties with respect to the subject matter contained herein. This letter agreement may be amended only by an agreement in writing signed by the parties hereto. This letter agreement may be executed in separate original or facsimile counterparts, each of which shall be deemed an original document but both of which shall constitute but one agreement.

         12. The parties to this letter agreement have read this letter agreement and have had the opportunity to review the same with their chosen legal and financial counsel.

                                     *******




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                                           Sincerely yours,

                                           PLIANT CORPORATION


                                           By: /s/ JACK E. KNOTT
                                               --------------------------------
                                               Name: Jack E. Knott
                                               Title: Chief Executive Officer



I have read the above letter agreement in its entirety and hereby agree (a) to be bound by all of the terms and provisions hereof and (b) to the release of any and all of my existing claims against the Company
Releasees according to the full extent set forth in paragraph 6 above.


/s/ Richard P. Durham
------------------------------------
Richard P. Durham

Dated: June 10, 2002



The undersigned hereby
acknowledges and agrees to the
foregoing and shall be bound by all of
the terms and provisions hereof:

DURHAM CAPITAL LTD.


By: /s/ Richard P. Durham
    ---------------------------------
    Name: Richard P. Durham
    Title:   Manager



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         The undersigned, Christena Karen H. Durham, individually only and not as beneficiary under The Christen Karen H. Durham Trust, and solely to the extent of her rights and interests arising by reason of being the spouse of Richard P. Durham (the "SPOUSE"), hereby (a) acknowledges that she has read and reviewed the foregoing letter agreement, (b) agrees that it constitutes a full and final release of all Company Released Claims, (c) agrees to release all of the Company Releasees in the same manner, to the same extent and with the same effect as set forth in paragraph 6 of the letter agreement with respect to any Company Released Claims, and (d) hereby covenants not to commence, prosecute, pursue or give any aid in connection with, any action or proceeding against any of the Company Releasees with respect to any of the Other Released Claims.



/s/ Christena Karen H. Durham
-----------------------------
Christena Karen H. Durham




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                                                                       EXHIBIT A
                                                                       ---------


                                REPURCHASE NOTICE
                                -----------------



To:     Pliant Corporation
        1515 Woodfield Road, Suite 600
        Schaumburg, IL 60173


Gentlemen:

         Reference is made to Section 6 of the Employment Agreement, dated as of May 31, 2000, as amended from time to time (the "EMPLOYMENT AGREEMENT"). The undersigned hereby gives you notice, pursuant to Section 6(c) of the Employment Agreement of the undersigned's request that the Corporation repurchase the following Shares: [insert number and type of Shares] in accordance with Section 6 of the Employment Agreement and the Separation Agreement between Richard P. Durham and you, dated June 10, 2002. [Designate order for application of payments, if desired.]





                                              -------------------------------
                                              Richard P. Durham


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